Exhibit 99.1

One Medical Announces Results for Third Quarter 2020

•	Third Quarter 2020 Ending Membership Count of 511,000, a 29% Increase Year-Over-Year
•	Third Quarter 2020 Net Revenue of $101.7 Million, a 46% Increase Year-Over-Year
•	Ending Third Quarter 2020 Cash and Short-term Marketable Securities of $682.3 Million
•	Provides Q4 2020 and Full Year 2020 Guidance

SAN FRANCISCO – November 10, 2020 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the third quarter ended September 30, 2020.

“We are pleased to have reached new heights in performance this quarter--with our membership surpassing half of a million members and quarterly total net revenue exceeding $100 million for the first time,” said Amir Dan Rubin, Chair & CEO of One Medical. “We are further seeing how One Medical’s human-centered and technology-powered model is delivering impacts for multiple key stakeholders, advancing our efforts to transform healthcare at scale.”

Financial Highlights for the Third Quarter 2020

All comparisons, unless otherwise noted, are to the three months ended September 30, 2019.

•	Membership count as of quarter-end was 511,000 compared to 397,000, a 29% increase.
•	Net Revenue was $101.7 million compared to $69.6 million, a 46% increase.
•	Care Margin was $42.9 million, or 42% of total net revenue; Loss from Operations was $10.8 million, or 11% of total net revenue.
•	Adjusted EBITDA was positive $3.5 million, or 3% of total net revenue; Net Loss was $16.4 million, or 16% of total net revenue.
•	Cash and Short-term Marketable Securities as of quarter-end were $682.3 million.

Financial Outlook

One Medical provides forward-looking guidance on membership count, total net revenue, care margin, and adjusted EBITDA. Care margin and adjusted EBITDA are non-GAAP measures.

For the fourth quarter of 2020, we expect:

•	Ending Membership count in the range of 530,000 to 540,000;
•	Total Net Revenue in the range of $104 million to $109 million;
•	Care Margin in the range of $37 million to $42 million; and
•	Adjusted EBITDA in the range of a loss of $4 million to positive $1 million.

For the full year of 2020, we expect:

•	Total Net Revenue in the range of $362 million to $367 million;
•	Care Margin in the range of $132 million to $137 million; and
•	Adjusted EBITDA in the range of a loss of $29 million to a loss of $24 million.

Management has not reconciled forward-looking non-GAAP care margin and adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures.

Quarterly Conference Call Details

The company will host a conference call to review the results today, Tuesday, November 10, 2020 at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its financial results. A live audio webcast will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 2117769. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Key Metrics and Non-GAAP Financial Measures

Members: A member is a person who has paid for membership themselves or an employee or dependent whose membership has been paid for by an enterprise client for at least one year in a market where we have an office and who has registered with us. Members help drive membership revenue, partnership revenue and patient service revenue. We may offer trial memberships to enterprise clients, particularly for new services, and we offer access to One Medical Now, our 24/7 virtual care platform, to enterprise clients. The fees generated from these services are included in our Membership Revenue, although we do not include these covered employees as members. Our number of members depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth. Member numbers as of the end of each period are rounded to the thousands.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Care Margin: we define care margin as loss from operations excluding depreciation and amortization, stock-based compensation, general and administrative expense and sales and marketing expense. We consider care margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to measure whether we are controlling our direct expenses included in the provision of care sufficiently and whether we are effectively pricing our services. We have provided below a reconciliation of historical care margin to loss from operations, its most directly comparable GAAP financial measure.

Adjusted EBITDA: we define adjusted EBITDA as net income (loss) excluding interest income, interest expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability and provision (benefit) for income taxes. We report adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.

Available Information

One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release.  These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries into or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; our financial outlook; our focus areas for investment and our investments; and our overall business trajectory.  These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.

About One Medical

One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model.

Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.

Investor Contacts:

Rose Salzwedel, One Medical

Director of Investor Relations

investor@onemedical.com

206-331-2211

Media Contact:

Kristina Skinner, One Medical

Director of External Communications

press@onemedical.com

650-743-5187

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net revenue	$101,667	$69,629	$258,423	$198,872
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	58,781	41,420	163,780	118,586
Sales and marketing (1)	7,914	12,464	28,847	28,830
General and administrative (1)	40,059	27,778	118,236	77,167
Depreciation and amortization	5,735	3,645	16,123	9,440
Total operating expenses	112,489	85,307	326,986	234,023
Loss from operations	(10,822)	(15,678)	(68,563)	(35,151)
Other income (expense), net:
Interest income	235	1,087	1,635	3,676
Interest expense	(5,647)	(107)	(7,676)	(393)
Change in fair value of redeemable convertible preferred stock warrant liability	—	(890)	(6,560)	(2,226)
Total other income (expense), net	(5,412)	90	(12,601)	1,057
Loss before income taxes	(16,234)	(15,588)	(81,164)	(34,094)
Provision for income taxes	181	57	109	83
Net loss	(16,415)	(15,645)	(81,273)	(34,177)
Less: Net loss attributable to noncontrolling interest	—	(388)	(704)	(1,049)
Net loss attributable to 1Life Healthcare, Inc. stockholders	$(16,415)	$(15,257)	$(80,569)	$(33,128)
Net loss per share attributable to 1Life Healthcare, Inc. stockholders — basic and diluted	$(0.13)	$(0.82)	$(0.71)	$(1.80)
Weighted average common shares outstanding — basic and diluted	128,557,071	18,539,935	113,253,219	18,371,298

(1) Includes stock-based compensation, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	$575	$345	$1,843	$807
General and administrative	8,060	3,441	25,480	9,323
Total	$8,635	$3,786	$27,323	$10,130

Components of Net Revenue:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	$40,244	$35,382	$98,257	$103,810
Partnership revenue	43,917	20,809	107,365	57,027
Total net patient service and partnership revenue	84,161	56,191	205,622	160,837
Membership revenue	17,326	13,438	50,221	38,035
Grant income	180	-	2,580	-
Net revenue	$101,667	$69,629	$258,423	$198,872

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue	100%	100%	100%	100%
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	58%	59%	63%	60%
Sales and marketing (1)	8%	18%	11%	14%
General and administrative (1)	39%	40%	46%	39%
Depreciation and amortization	6%	5%	6%	5%
Total operating expenses	111%	123%	127%	118%
Loss from operations	(11)%	(23)%	(27)%	(18)%
Other income (expense), net:
Interest income	0%	2%	1%	2%
Interest expense	(6)%	(0)%	(3)%	(0)%
Change in fair value of redeemable convertible preferred stock warrant liability	0%	(1)%	(3)%	(1)%
Total other income (expense), net	(5)%	0%	(5)%	1%
Loss before income taxes	(16)%	(22)%	(31)%	(17)%
Provision for income taxes	0%	0%	0%	0%
Net loss	(16)%	(22)%	(31)%	(17)%
Less: Net loss attributable to noncontrolling interest	0%	(1)%	(0)%	(1)%
Net loss attributable to 1Life Healthcare, Inc. stockholders	(16)%	(22)%	(31)%	(17)%

(1)	Includes stock-based compensation, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	1%	0%	1%	0%
General and administrative	8%	5%	10%	5%
Total	8%	5%	11%	5%

Components of Net Revenue:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	40%	51%	38%	52%
Partnership revenue	43%	30%	42%	29%
Total net patient service and partnership revenue	83%	81%	80%	81%
Membership revenue	17%	19%	19%	19%
Grant income	0%	0%	1%	0%
Net revenue	100%	100%	100%	100%

*Percentages may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

(unaudited)

	September 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$161,468	$27,390
Short-term marketable securities	520,839	119,146
Accounts receivable, net	52,960	33,601
Inventories	4,588	3,192
Prepaid expenses and other current assets	18,936	16,708
Total current assets	758,791	200,037
Restricted cash	2,014	1,922
Property and equipment, net	119,098	90,716
Right-of-use assets	131,861	108,046
Intangible assets, net	—	23
Goodwill	21,301	21,301
Other assets	5,240	8,249
Total assets	$1,038,305	$430,294
Liabilities, Redeemable Convertible Preferred Stock and Equity (Deficit)
Current liabilities:
Accounts payable	$9,182	$13,853
Accrued expenses	36,938	24,863
Deferred revenue, current	35,624	27,024
Operating lease liabilities, current	15,962	12,575
Notes payable, current	—	3,282
Other current liabilities	4,872	1,884
Total current liabilities	102,578	83,481
Operating lease liabilities, non-current	146,746	120,497
Convertible senior notes	237,888	—
Redeemable convertible preferred stock warrant liability	—	7,220
Deferred revenue, non-current	7,590	—
Other non-current liabilities	5,889	639
Total liabilities	500,691	211,837
Commitments and contingencies
Redeemable convertible preferred stock (Series A, B, C, D, E, F, G, H and I), $0.001 par value; 0 and 89,338,425 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 0 and 86,251,669 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $0 and $405,585 as of September 30, 2020 and December 31, 2019, respectively	—	402,488
Equity (deficit):
Common stock, $0.001 par value, 1,000,000,000 and 150,000,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 132,545,706 and 18,951,416 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	133	19
Additional paid-in capital	899,093	93,945
Accumulated deficit	(361,637)	(281,068)
Accumulated other comprehensive income	25	38
Total stockholders' equity (deficit) attributable to 1Life Healthcare, Inc. stockholders	537,614	(187,066)
Noncontrolling interest	—	3,035
Total equity (deficit)	537,614	(184,031)
Total liabilities, redeemable convertible preferred stock and equity (deficit)	$1,038,305	$430,294

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(81,273)	$(34,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	128	-
Depreciation and amortization	16,123	9,440
Amortization of debt discount and issuance costs	4,402	69
Accretion of discounts and amortization of premiums on short-term marketable securities, net	(787)	(2,769)
Change in fair value of redeemable convertible preferred stock warrant liability	6,560	2,226
Reduction of operating lease right-of-use assets	10,039	7,487
Stock-based compensation	27,323	10,130
Other non-cash items	(11)	68
Changes in operating assets and liabilities:
Accounts receivable, net	(20,255)	(15,776)
Inventories	(1,396)	765
Prepaid expenses and other current assets	3,530	(2,366)
Other assets	(637)	(1,454)
Accounts payable	(2,189)	444
Accrued expenses	16,416	1,883
Deferred revenue	16,190	2,931
Operating lease liabilities	(8,503)	(5,694)
Other liabilities	8,353	2,695
Net cash used in operating activities	(5,987)	(24,098)
Cash flows from investing activities:
Purchases of property and equipment, net	(51,494)	(37,621)
Purchases of short-term marketable securities	(657,211)	(208,496)
Maturities of short-term marketable securities	256,315	266,750
VIE deconsolidation	(810)	-
Net cash (used in) provided by investing activities	(453,200)	20,633
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	316,250	-
Payment of convertible senior notes issuance costs	(9,374)	-
Proceeds from initial public offering	281,750	-
Payment of underwriting discount and commissions, and offering costs	(21,322)	-
Proceeds from the exercise of stock options	25,754	1,949
Proceeds from employee stock purchase plan	3,533	-
Proceeds from the exercise of redeemable convertible preferred and common stock warrants	110	-
Repayment of notes payable	(3,300)	(3,300)
Payment of principal portion of finance lease liability	(44)	(2)
Net cash provided by (used in) financing activities	593,357	(1,353)
Net increase (decrease) in cash, cash equivalents and restricted cash	134,170	(4,818)
Cash, cash equivalents and restricted cash at beginning of period	29,329	38,656
Cash, cash equivalents and restricted cash at end of period	$163,499	$33,838
Supplemental disclosure of cash flow information:
Cash paid for interest	$86	$345
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$3,594	$4,243
Reimbursement of secondary offering costs in prepaid expenses and other current assets	$784	$-
Unpaid deferred offering costs	$-	$844

Select Metrics (As of Period End)

	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2019	2019	2019	2019	2018
Members	511,000	475,000	455,000	422,000	397,000	379,000	364,000	346,000
Offices	103	96	92	83	77	71	71	71

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Loss from operations	$(10,822)	$(15,678)	$(68,563)	$(35,151)
Sales and marketing	7,914	12,464	28,847	28,830
General and administrative	40,059	27,778	118,236	77,167
Depreciation and amortization	5,735	3,645	16,123	9,440
Care margin	$42,886	$28,209	$94,643	$80,286
Care margin as a percentage of net revenue	42%	41%	37%	40%

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net loss	$(16,415)	$(15,645)	$(81,273)	$(34,177)
Interest income	(235)	(1,087)	(1,635)	(3,676)
Interest expense	5,647	107	7,676	393
Depreciation and amortization	5,735	3,645	16,123	9,440
Stock-based compensation	8,635	3,786	27,323	10,130
Change in fair value of redeemable convertible preferred stock warrant liability	-	890	6,560	2,226
Provision for income taxes	181	57	109	83
Adjusted EBITDA	$3,548	$(8,247)	$(25,117)	$(15,581)